Exhibit 23.10

CONSENT OF LEONEL LÓPEZ, C.P.G.

The undersigned, Leonel López, C.P.G., hereby states as follows:

I assisted with the preparation of “Technical Report for the Guadalupe de los Reyes Gold-Silver Project, Sinaloa, Mexico” dated August 12, 2009, and amended and restated on December 8, 2009 (the “Technical Report”) for Vista Gold Corp. (the “Company”), portions of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”).

I hereby consent to the Summary Material in the Form 10-K and to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-132975 and 333-158633) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621, 333-134767 and 333-153019) of the Company of the Summary Material concerning the Technical Report, including the reference to my name included with such information, as set forth above in the Form 10-K.

By:  /s/ LEONEL LÓPEZ
Name:  Leonel López, C.P.G.
Title:  Principal Geologist
Date: March 10, 2010